Exhibit 99.1
Press Release

COSTCO WHOLESALE CORPORATION REPORTS JUNE SALES RESULTS AND ANNOUNCES QUARTERLY CASH DIVIDEND
ISSAQUAH, Wash., July 8, 2026 - Costco Wholesale Corporation (“Costco” or the “Company”) (Nasdaq: COST) today reported net sales of $29.24 billion for the retail month of June, the five weeks ended July 5, 2026, an increase of 10.6 percent from $26.44 billion last year.
Net sales for the first 44 weeks were $250.43 billion, an increase of 10.1 percent from $227.46 billion last year.
Comparable sales for the periods ended July 5, 2026, were as follows:

	5 Weeks	44 Weeks
U.S.	10.6%	7.9%
Canada	3.7%	8.5%
Other International	4.7%	10.1%
Total Company	8.8%	8.3%

Digitally-Enabled	20.9%	21.5%
Comparable sales excluding the impacts from changes in gasoline prices and foreign exchange were as follows:

	5 Weeks	44 Weeks
U.S.	7.6%	6.7%
Canada	4.9%	7.2%
Other International	5.6%	6.5%
Total Company	7.0%	6.7%

Digitally-Enabled	21.5%	21.1%
Additional discussion of these results is available in a pre-recorded message. It can be accessed by visiting investor.costco.com (click on “Events & Presentations”). This message will be available through 4:00 p.m. (PT) on Wednesday, July 15, 2026.
The Company also announced today that its Board of Directors has declared a quarterly cash dividend on Costco common stock of $1.47 per share. The quarterly dividend is payable August 7, 2026, to shareholders of record at the close of business on July 24, 2026.
Costco currently operates 933 warehouses, including 641 in the United States and Puerto Rico, 115 in Canada, 43 in Mexico, 37 in Japan, 29 in the United Kingdom, 20 in Korea, 15 in Australia, 14 in Taiwan, seven in China, five in Spain, three in France, two in Sweden, and one each in Iceland, and New Zealand. Costco also operates e-commerce sites in the U.S., Canada, the U.K., Mexico, Korea, Taiwan, Japan, Australia, and China.

Press Release

Certain statements contained in this document and the pre-recorded message constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For these purposes, forward-looking statements are statements that address activities, events, conditions or developments that the Company expects or anticipates may occur in the future. In some cases forward-looking statements can be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These risks and uncertainties include, but are not limited to, domestic and international economic conditions, including exchange rates, inflation or deflation, the effects of competition and regulation, uncertainties in the financial markets, consumer and small business spending patterns and debt levels, breaches of security or privacy of member or business information, conditions affecting the acquisition, development, ownership or use of real estate, capital spending, actions of vendors, rising costs associated with employees (generally including health-care costs and wages), workforce interruptions, energy and certain commodities, geopolitical conditions (including tariffs and global conflicts), the ability to maintain effective internal control over financial reporting, regulatory and other impacts related to environmental and social matters, public-health related factors, and other risks identified from time to time in the Company’s public statements and reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update these statements, except as required by law. Comparable sales and comparable sales excluding impacts from changes in gasoline prices and foreign exchange are intended as supplemental information and are not a substitute for net sales presented in accordance with U.S. GAAP.

CONTACTS:    Costco Wholesale Corporation
Josh Dahmen, 425/313-8254
Andrew Yoon, 425/313-6305
Bryan Starnes, 425/427-7403

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